Exhibit 8.1

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September 4, 2024
Seaport Entertainment Group Inc.
199 Water Street, 28th Floor
New York, NY 10038
Re:    Registration Statement on Form S-1
To the addressee set forth above:
We have acted as special tax counsel to Seaport Entertainment Group Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of up to 7,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company pursuant to the exercise of transferrable subscription rights (the “Rights”). The Rights and the Shares are included in a registration statement on Form S–1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2024, (Registration No. 333–279690) (as amended, the “Registration Statement”) and the related prospectus (the “Prospectus”).
The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement and the Prospectus. In addition, in our capacity as special tax counsel to the Company, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate. In our examination, we have assumed the accuracy of all information provided to us.
Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement and the Prospectus, we hereby confirm that the statements in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
No opinion is expressed as to any matter not discussed herein.
We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

September 4, 2024 Page 2
This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion. Any variation or difference in the facts from those set forth in the Registration Statement or the Prospectus or any other documents we reviewed in connection with the transactions referenced in the first paragraph hereof or otherwise relied upon by us as described above may affect the conclusions stated herein.
This opinion is for your benefit only in connection with the Registration Statement and may be relied upon only by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.
We consent to your filing this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Sincerely,
/s/ Latham & Watkins LLP